SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 23, 2003 (April 23, 2003)

NEXTEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19656	36-3939651
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, Including Area Code:                               (703) 433 - 4000

     (Former Name or Former Address, if Changed Since Last Report)

Item 5.          Other Events and Regulation FD Information.

           On April 23, 2003, Nextel announced certain financial and operating results for the first quarter of 2003, including:

•	a liquidity position of approximately $3.6 billion as of March 31, 2003;

•	retirements of debt and mandatorily redeemable preferred stock, as further described below, for approximately $570 million in cash during the quarter, which will allow Nextel to avoid approximately $6.3 billion in future principal, interest and dividend payments over the life of these securities;

•	approximately 21.1 billion total system minutes of use on the Nextel National Network for the quarter; and

•	the following financial and operating data:

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Consolidated Statements of Operations
(in millions, except per share amounts)

	For the three months ended
	March 31,

	2003	2002

Operating revenues
Service revenues	$2,210	$1,831
Handset and accessory revenues (1)	161	126

	2,371	1,957

Operating expenses
Cost of service (exclusive of depreciation included below)	369	351
Cost of handset and accessory revenues	310	305
Selling and marketing	411	346
Restructuring and impairment charges	—	35
General and administrative	375	369
Depreciation and amortization	413	382

Operating income	493	169
Interest expense	(225)	(273)
Interest income	12	15
Loss on retirement of debt, net of debt conversion costs of $0 and $0	(5)	—
Equity in losses of NII Holdings — pre-bankruptcy emergence	—	(127)
Equity in losses of unconsolidated affiliates, net	(13)	(25)

Income (loss) before income tax provision	262	(241)
Income tax provision	(22)	(350)

Net income (loss)	240	(591)
Loss on retirement of mandatorily redeemable preferred stock	(2)	—
Mandatorily redeemable preferred stock dividends	(30)	(63)

Income (loss) available to common stockholders	$208	$(654)

Earnings (loss) per share
Basic	$0.21	$(0.82)

Diluted	$0.20	$(0.82)

Weighted average number of common shares outstanding
Basic	1,010	801

Diluted	1,047	801

Selected Balance Sheet Data
(in millions)

	March 31,	December 31,
	2003	2002

Cash, cash equivalents and short-term investments	$2,277	$2,686
Accounts and notes receivable, net of allowance for doubtful accounts of $123 and $127	996	1,077
Property, plant and equipment, net	8,828	8,918
Intangible assets, net	6,903	6,607
Total assets	21,123	21,484
Long-term debt, including current portion	11,823	12,278
Capital lease and finance obligations, including current portion	202	272
Total liabilities	17,098	17,623
Mandatorily redeemable preferred stock	947	1,015
Stockholders’ equity	3,078	2,846

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Reconciliation of Earnings Per Share Data
(in millions, except per share amounts)

	For the three months ended		For the three months ended
	March 31, 2003		March 31, 2002

		Basic EPS		Basic EPS

Income (loss) available to common stockholders	$208	$0.21	$(654)	$(0.82)
Restructuring and impairment charges	—	—	35	0.04
Loss on retirement of debt, net	5	—	—	—
Equity in losses of NII Holdings — pre-bankruptcy emergence	—	—	127	0.16
SFAS No. 142 income tax provision adjustment	—	—	335	0.42
Loss on retirement of mandatorily redeemable preferred stock	2	—	—	—

Adjusted income (loss) available to common stockholders	$215	$0.21	$(157)	$(0.20)

Other Data

	For the three months ended

	March 31,	December 31,
	2003	2002

Handsets in service, end of period (in thousands) (2)	11,092	10,612
Net handset additions (in thousands) (2)	480	503
Average monthly billable minutes of use per handset	650	640
Bad debt expense included in general and administrative expense (in millions)	$56	$74
Bad debt expense as a percentage of operating revenues	2.4%	3.2%

Capital Expenditures
(in millions)

	For the three months ended

	March 31,	March 31,
	2003	2002

Cash paid for capital expenditures, excluding capitalized interest	$375	$587
Changes in capital expenditures accrued or unpaid	(70)	(113)

Capital expenditures, excluding capitalized interest	305	474
Capitalized interest	11	12

Total capital expenditures	$316	$486

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Condensed Consolidated Statements of Cash Flows
(in millions)

	For the three months ended
	March 31,

	2003	2002

Cash flows from operating activities
Net income (loss)	$240	$(591)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	413	382
Change in accrued interest on short-term investments	(3)	(7)
Other	163	688

Net cash provided by operating activities	813	472

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(386)	(599)
Payments for licenses, acquisitions and other, net of cash acquired	(214)	(252)
Net changes in short-term investments and other	(78)	(313)

Net cash used in investing activities	(678)	(1,164)

Cash flows from financing activities
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(570)	—
Repayments under capital lease and finance obligations	(16)	(28)
Repayments under long-term credit facility	(49)	—
Borrowings under long-term credit facility	69	—
Payment for capital lease buyout	(54)	—
Mandatorily redeemable preferred stock dividends	(15)	—
Other	10	1

Net cash used in financing activities	(625)	(27)

Net decrease in cash and cash equivalents	(490)	(719)
Cash and cash equivalents, beginning of period	1,846	2,481

Cash and cash equivalents, end of period	$1,356	$1,762

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

			Accretion of
		Book	unamortized
	December 31,	value of	discount	March 31,
	2002	retirements	or dividends **	2003

10.65% senior redeemable discount notes due 2007	$756	$65	$—	$691
9.75% senior serial redeemable discount notes due 2007	1,086	154	—	932
4.75% convertible senior notes due 2007	284	—	—	284
9.95% senior serial redeemable discount notes due 2008,	1,364	79	16	1,301
net of unamortized discount of $16 and $0
12% senior serial redeemable notes due 2008,	297	26	—	271
net of unamortized discount of $3 and $3
9.375% senior serial redeemable notes due 2009	1,796	126	—	1,670
5.25% convertible senior notes due 2010	622	15	—	607
9.5% senior serial redeemable notes due 2011,	948	26	—	922
including a fair value hedge adjustment of $58 at December 31, 2002 and $58 at March 31, 2003
6% convertible senior notes due 2011	608	—		608
Bank credit facility	4,500	49*	69	4,520
Other	17	—	—	17

Total long-term debt, including current portion	$12,278	540	$85	$11,823

13% series D exchangeable preferred stock mandatorily redeemable 2009	$471	8	$—	$463
11.125% series E exchangeable preferred stock mandatorily redeemable 2010	454	69	7	392
Zero coupon convertible preferred stock mandatorily redeemable 2013	90	—	2	92

Total mandatorily redeemable preferred stock	$1,015	77	$9	$947

Total retirements		$617

*	Represents scheduled principal payment on term loans.

**	Includes principal borrowing on revolving loan under the credit facility.

Principal value
of retirements
for the three
months ended
March 31,
2003

10.65% senior redeemable discount notes due 2007	$65
9.75% senior serial redeemable discount notes due 2007	154
9.95% senior serial redeemable discount notes due 2008	79
12% senior serial redeemable notes due 2008	26
9.375% senior serial redeemable notes due 2009	126
5.25% convertible senior notes due 2010	15
9.5% senior serial redeemable notes due 2011	26

Total senior notes retirements	491

13% series D exchangeable preferred stock mandatorily redeemable 2009	8
11.125% series E exchangeable preferred stock mandatorily redeemable 2010	69

Total mandatorily redeemable preferred stock retirements	77

Total principal value of retirements	$568

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

(1)	In accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements,” we recognize handset sales as revenues on a straight-line basis over 3.5 years, the estimated customer relationship period. Costs of handset sales are recognized over the same period in amounts equivalent to the revenues recognized from the handset sales. The handset costs in excess of the revenues (handset subsidies) generated from handset sales are expensed immediately as these amounts exceed our minimum contractual revenues. The following is a summary of handset and accessory revenues.

	For the three months ended
	March 31,

	2003	2002

	(in millions)
Current period handset and accessory sales	$250	$183
Net effect of SAB No. 101 handset deferrals	(89)	(57)

Handset and accessory revenues	$161	$126

(2)	Net handset additions represent gross handsets activated during the period less handsets deactivated and does not include handsets attributable to test markets, such as the Boost Mobile program. These net handset additions reflect a customer churn rate of about 1.9% for the first quarter of 2003 and about 2.1% for the fourth quarter 2002. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. Churn is not a measurement under accounting principles generally accepted in the United States and may not be similar to churn calculations of other companies.

Item 7.           Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

     The following exhibit is filed with this report:

Exhibit No	Exhibit Description

99.1	Press Release, dated April 23, 2003

Item 9.          Regulation FD Disclosure (Information Being Furnished Under Item 12).

In accordance with the Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended , or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 23, 2003, Nextel issued a press release announcing certain financial and operating results for the first quarter of 2003. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated into Item 9 of this Form 8-K by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.

/s/ Leonard J. Kennedy By: Leonard J. Kennedy Senior Vice President and General Counsel

Date:  April 23, 2003

EXHIBIT INDEX

Exhibit No	Exhibit Description

99.1	Press Release, dated April 23, 2003